Exhibit 99.1
Leadis Technology Reports Third Quarter 2008 Results
SUNNYVALE, California — October 23, 2008 — Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, power management, audio and touch ICs for mobile consumer electronics devices, today announced results for the third quarter of 2008, ended September 30, 2008. The company also announced anticipated restructuring activities, including the divestiture of its Audio business and other expense reductions.
Q3 2008 Highlights
•	Leadis achieved ten new product design wins in the quarter, including four new display driver designs and six new LED/Power designs. Two of the display driver wins utilize RGBW, and one design win utilizes Leadis’ proprietary Epic™ technology for AM-OLED displays.

•	Leadis announced sample availability of the LDS535, a 480 channel, one billion color AM-OLED source driver IC, the first of many products the company is developing for the mid-size AM-OLED display market.

•	Leadis shipped over 50 Touch evaluation kits, with customer interest extending beyond consumer portable devices into a variety of other markets. The company expects its first Touch design wins in the fourth quarter and revenue in the first quarter of 2009, with promising customer evaluations occurring throughout the world.

•	Leadis is currently testing first silicon utilizing its Epic™ technology for AM-OLED displays.

•	Leadis shipped engineering samples of its first display driver design utilizing RGBW technology for high resolution amorphous TFT displays.
Financial Results
Third quarter revenue was $4.7 million, below the company’s guidance of $5.9 million. Third quarter gross margin was 6%, with 7% gross margin on product sales offset by negative gross margin on NRE activity during the quarter. Under generally accepted accounting principles (GAAP), third quarter net loss was $7.7 million, or $0.26 per basic share, as compared with the $19.5 million, or $0.67 per basic share, net loss reported in the previous quarter and the $8.4 million, or $0.29 per basic share, net loss reported in the third quarter of 2007. The loss in the third quarter of 2008 included a $0.5 million tax benefit for reversal of a tax reserve. The loss in the second quarter of 2008 included a $9.4 million non-cash impairment charge for goodwill and other intangible assets originally recorded in connection with previous business acquisitions.

In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R) and acquisition-related expenses, and goodwill and intangible impairment charges. Non-GAAP net loss for the third quarter of 2008 was $6.9 million, or $0.23 per basic share, as compared to a net loss of $8.2 million, or $0.28 per basic share, in the second quarter of 2008 and a net loss of $5.9 million, or $0.20 per basic share, in the third quarter of 2007. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash, restricted cash and long-term investments of $43 million as of September 30, 2008, which was $11.3 million lower than its balance as of June 30, 2008, due to the third quarter net loss as well as a $1.8 million gross inventory build and $1.2 million increase in receivables.
Business Summary
“Third quarter revenue fell short of our guidance as a result of a decline in one of our key display driver programs,” said Mr. Tony Alvarez, President and CEO. “We expect product revenue to improve in the fourth quarter. We managed expenses closely during this difficult quarter, with non-GAAP operating expenses reduced $0.4 million from the previous quarter.”
The company continues to focus on achieving design wins across its business areas, as well as expanding its line of analog and mixed-signal products. Design win progress and product introductions for the quarter included:
•	Leadis gained four new display driver design wins, including its third design win utilizing its Epic™ technology designed to dramatically improve AM-OLED manufacturing yields and picture quality. The company won two additional designs utilizing RGBW technology and one AM-OLED design. The company has thirteen display driver design wins through the first three quarters of the year, surpassing its goal of ten to twelve for the full year.

•	The company achieved four LED/Power design wins utilizing the LDS8845 and LDS8846, a family of no noise, highly efficient 4-channel white LED drivers. The company added two additional design wins utilizing Power management products. The first utilizes the LDS102, a low voltage reference chip optimized for low noise, and the second utilizes the LDS431L, a 1.24v shunt voltage regulator with greater bandwidth than current industry standard products.

•	The company shipped samples of its LDS9505/9504 headphone amplifiers with Gmax™ technology to over 30 customers during the quarter, primarily for evaluation in mobile phone and MP3/PMP applications.

•	Leadis signed two additional NRE contracts during the third quarter, and has contracts signed year to date in excess of $2 million. Four additional NRE contracts are committed and currently under negotiation. In aggregate, NRE contracts signed and committed in 2008 are expected to contribute over $4 million upon completion of the related projects.

Q4 2008 Outlook
“We expect revenue to increase by approximately 10% in the fourth quarter of 2008 as compared with the third quarter,” said Mr. Alvarez. “Our current display driver programs are expected to show modest growth. We also expect continued traction in our analog businesses. While the analog revenue level remains modest, we now see an increasing number of design opportunities converting to design wins and revenue.”
“Based on our current outlook, we must significantly reduce expenses to preserve cash and extend the horizon for our most promising lines of business,” continued Mr. Alvarez. “To achieve this, we hired financial advisors during the quarter to assist us in the divestment of our Audio business. We are currently entertaining bids from parties that have expressed interest in this business. Through this divestment and other spending reductions, we are targeting the reduction of our non-GAAP quarterly operating expenses to below $6 million in the first quarter of 2009.”
Based on information currently available to the company, expectations for the fourth quarter of 2008 are as follows:
•	Revenue is expected to increase approximately 10% in the fourth quarter of 2008.

•	Gross margin on product sales, which varies with product mix, selling price and unit costs, is expected to be approximately flat in the fourth quarter.

•	Non-GAAP operating expenses will be reduced as described above, with the goal to be below $6 million in operating expenses in the first quarter of 2009.
Conference Call Today
Leadis will broadcast its conference call today, Thursday, October 23, 2008 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its third quarter 2008 earnings and provide additional guidance.
To listen to the call, dial 1-877-545-1409 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 4649358.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.
IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of portable and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in portable consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including backlight units; power management ICs including LDOs, LDO controllers, shunt references, thermal switches, current regulators, and battery charger controllers; audio CODEC and FM transmitter ICs, which are integral components in portable media players and their associated aftermarket accessories; and touch controller ICs, which enable highly reliable touch-based input controls and attractive industrial design options for both mobile and non-mobile applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, impairment charges for goodwill and other intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses and charges in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.
Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the fourth quarter of 2008 and beyond, based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” “targeted,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond display drivers, including efforts to develop and market LED drivers, power management ICs, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and portable electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, in the sections titled Risk Factors and Forward-Looking Statements, which are available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Sep. 30,	June 30,	Dec. 30,
	2008	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$27,154	$37,710	$33,945
Restricted cash	2,467	2,461	2,508
Short-term investments	11,146	11,851	31,286
Accounts receivable, net	4,943	3,772	5,787
Inventory	5,716	4,659	2,210
Prepaid expenses and other current assets	2,387	2,483	4,270

Total current assets	53,813	62,936	80,006
Property and equipment, net	3,042	3,513	4,534
Goodwill and purchased intangible assets, net	80	107	11,233
Long term investments	2,307	2,307	3,000
Other assets	1,558	1,630	806

Total assets	$60,800	$70,493	$99,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,574	$7,479	$4,538
Taxes payable	89	80	353
Deferred margin	543	386	6
Other accrued liabilities	4,721	4,463	6,691

Total current liabilities	11,927	12,408	11,588
Long-term tax liabilities	1,994	2,684	3,439
Other noncurrent liabilities	767	901	1,075

Total liabilities	14,688	15,993	16,102

Stockholders’ equity:
Common stock and additional paid-in capital	109,118	109,814	109,171
Accumulated deficit	(63,006)	(55,314)	(25,694)

Total stockholders’ equity	46,112	54,500	83,477

Total liabilities and stockholders’ equity	$60,800	$70,493	$99,579

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2008	2008	2007	2008	2007

Product revenue	$4,645	$5,606	$9,943	$15,802	$33,349
NRE revenue	74	307	—	437	—

Total revenue	4,719	5,913	9,943	16,239	33,349

Product cost of sales	4,307	5,483	8,857	15,367	29,834
NRE cost of sales	144	453	—	629	—

Total cost of sales	4,451	5,936	8,857	15,996	29,834
Gross profit	268	(23)	1,086	243	3,515

Research and development expenses	5,434	5,485	5,391	16,252	13,230
Selling, general and administrative expenses	3,744	4,306	4,318	12,749	11,150
Amortization of purchased intangible assets	27	848	627	1,723	1,463
Impairment of goodwill and intangible assets	—	9,445	—	9,445	—
In process research and development	—	—	500	—	1,820

Total operating expenses	9,205	20,084	10,836	40,169	27,663

Operating loss	(8,937)	(20,107)	(9,750)	(39,926)	(24,148)
Interest and other income, net	581	340	997	1,718	3,319

Loss before benefit from income taxes	(8,356)	(19,767)	(8,753)	(38,208)	(20,829)
Benefit from income taxes	(665)	(221)	(394)	(896)	(946)

Net loss	$(7,691)	$(19,546)	$(8,359)	$(37,312)	$(19,883)

Basic and diluted net loss per share	$(0.26)	$(0.67)	$(0.29)	$(1.28)	$(0.68)

Shares used in computing basic and diluted per share amounts	29,379	29,221	28,973	29,205	29,225

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2008	2008	2007	2008	2007

A. GAAP net loss	$(7,691)	$(19,546)	$(8,359)	$(37,312)	$(19,883)
Adjustment for stock-based compensation within:
Cost of sales	44	53	47	116	109
Research and development expenses	250	329	291	712	742
Selling, general and administrative expenses	99	229	634	900	1,551
Provision for income taxes	—	—	(213)	(218)	(439)
Adjustment for acquisition of business within:
Research and development expenses	154	164	408	516	938
Selling, general and administrative expenses	242	242	217	738	520
Amortization of purchased intangible assets	27	848	627	1,723	1,463
In-process research and development	—	—	500	—	1,820
Provision for income taxes	—	—	(25)	—	(61)
Adjustment for impairment of goodwill and intangible assets	—	9,445	—	9,445	—

Non-GAAP net loss	$(6,875)	$(8,236)	$(5,873)	$(23,380)	$(13,240)

B. GAAP basic and diluted net loss per share	$(0.26)	$(0.67)	$(0.29)	$(1.28)	$(0.68)
Adjustment for stock-based compensation	0.01	0.02	0.03	0.05	0.07
Adjustment for acquisition of business	0.02	0.04	0.06	0.10	0.16
Adjustment for impairment of goodwill and intangible assets	—	0.33	—	0.32	—

Non-GAAP basic and diluted net loss per share	$(0.23)	$(0.28)	$(0.20)	$(0.81)	$(0.45)

C. GAAP Gross Margin	5.7%	-0.4%	10.9%	1.5%	10.5%
Adjustment for stock-based compensation	0.9%	0.9%	0.5%	0.7%	0.3%

Non-GAAP Gross Margin	6.6%	0.5%	11.4%	2.2%	10.9%

D. GAAP operating expenses	$9,205	$20,084	$10,836	$40,169	$27,663
Adjustment for stock-based compensation within:
Research and development expenses	(250)	(329)	(291)	(711)	(742)
Selling, general and administrative expenses	(99)	(229)	(634)	(900)	(1,551)
Adjustment for acquisition of business within:
Research and development expenses	(154)	(164)	(408)	(516)	(938)
Selling, general and administrative expenses	(242)	(242)	(217)	(738)	(520)
Amortization of purchased intangible assets	(27)	(848)	(627)	(1,723)	(1,463)
In-process research and development	—	—	(500)	—	(1,820)
Adjustment for impairment of goodwill and intangible assets	—	(9,445)	—	(9,445)	—

Non-GAAP Operating expenses	$8,433	$8,827	$8,159	$26,136	$20,629